Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces First Quarter 2026 Results

●	Delivered growth in Asset-Based shipments and tonnage and improved Asset-Light profitability
●	Returned more than $10 million to shareholders through a balanced capital allocation approach

FORT SMITH, Arkansas, April 28, 2026 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, announced financial results for the first quarter ended March 31, 2026.

First quarter 2026 revenue totaled $998.8 million, compared to $967.1 million in the prior-year period. Net loss was $1.0 million, or a loss of $0.05 per diluted share, versus net income of $3.1 million, or $0.13 per diluted share, in the first quarter of 2025. On a non-GAAP basis, net income was $7.2 million, or $0.32 per diluted share, compared to $11.9 million, or $0.51 per diluted share, in the prior year.

“We began 2026 with growth in Asset-Based shipments and tonnage and continued improvement in Asset-Light profitability,” said Seth Runser, ArcBest President and CEO. “Our teams continue to deliver a premium experience for our customers despite a dynamic and uncertain environment, and their alignment around our strategy and priorities gives us confidence in our ability to execute and deliver on our long-term targets.”

Results of Operations Comparisons

Asset-Based

First Quarter 2026 Versus First Quarter 2025

●	Revenue of $655.0 million compared to $646.3 million, a per-day increase of 2.2 percent
●	Tonnage per day increase of 6.5 percent
●	Shipments per day increase of 1.8 percent
●	Billed revenue per shipment increase of 0.6 percent
●	Billed revenue per hundredweight decrease of 3.9 percent
●	Weight per shipment increase of 4.6 percent
●	Operating income of $17.5 million and an operating ratio of 97.3 percent, compared to $26.4 million and 95.9 percent

Tonnage growth was driven by higher shipment volumes and an increase in weight per shipment, reflecting changes in freight profile. Revenue per shipment benefited from the higher weight per shipment, partially offset by lower revenue per hundredweight as the freight profile shifted toward heavier shipments.

Customer contract renewals and deferred pricing agreements averaged a 6.3 percent increase during the first quarter, and LTL industry pricing remains rational.

Operating expenses increased due to additional labor supporting shipment growth, annual union wage adjustments, increased fuel prices, and higher equipment depreciation.

On a sequential basis, first quarter daily revenue was down 1.5 percent compared to the fourth quarter of 2025. Tonnage per day increased 1.0 percent, driven by a 2.6 percent increase in weight per shipment, partially offset by a 1.6 percent decline in daily shipments. Billed revenue per shipment increased 1.7 percent due to the heavier freight profile and increased fuel surcharge revenue, offset in part by a modest decline in revenue per hundredweight reflecting the changes in freight profile. The operating ratio increased by 110 basis points, an improvement relative to typical seasonality due in part to a softer-than-normal fourth quarter.

Asset-Light

First Quarter 2026 Versus First Quarter 2025

●	Revenue of $377.7 million compared to $356.0 million, a per-day increase of 7.0 percent
●	Shipments per day increase of 9.8 percent
●	Revenue per shipment decrease of 2.6 percent
●	Purchased transportation expense was 86.2 percent of revenue compared to 85.6 percent
●	Operating income of $0.2 million compared to operating loss of $4.4 million
●	On a non-GAAP basis, operating income of $2.8 million compared to operating loss of $1.2 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $4.2 million compared to $0.2 million

Revenue increased primarily due to shipment growth led by Managed, which more than offset a strategic reduction in less profitable truckload volumes. Revenue per shipment decreased, as higher rates related to tightening capacity and increased fuel costs were more than offset by the higher mix of Managed business, which typically carries smaller shipment sizes and lower revenue per shipment. Revenue growth combined with productivity improvements drove the operating income in the quarter, compared to a loss in the prior year.

Compared sequentially to the fourth quarter of 2025, first quarter daily revenue increased 4.3 percent reflecting a 7.4 percent increase in shipments per day, partially offset by a 2.9 percent decline in revenue per shipment. Revenue growth and productivity improvements resulted in non-GAAP operating income, compared to break even in the previous quarter.

Conference Call

ArcBest will host a conference call with company executives to discuss its quarterly results today, Tuesday, April 28, 2026, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties may listen by dialing (800) 715-9871 and entering conference ID 6423434, or by accessing the webcast on ArcBest’s website at arcb.com. Presentation slides to accompany the call are included in Exhibit 99.3 of the Form 8-K filed on April 28, 2026, will be available for download on the company’s website prior to the start of the call, and will be included in the webcast. A replay of the call will be available through May 12, 2026, by dialing (800) 770-2030 and entering conference ID 6423434. The webcast replay will also be accessible on ArcBest’s website.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our VauxTM technologies; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2026	2025

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$998,786	$967,077

OPERATING EXPENSES	995,356	960,447

OPERATING INCOME	3,430	6,630

OTHER INCOME (COSTS)
Interest and dividend income	676	1,150
Interest and other related financing costs	(4,288)	(2,755)
Other, net	(1,152)	(851)
	(4,764)	(2,456)

INCOME (LOSS) BEFORE INCOME TAXES	(1,334)	4,174

INCOME TAX PROVISION (BENEFIT)	(297)	1,043

NET INCOME (LOSS)	$(1,037)	$3,131

EARNINGS PER COMMON SHARE
Basic	$(0.05)	$0.13
Diluted	$(0.05)	$0.13

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,338,397	23,198,805
Diluted	22,338,397	23,272,766

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2026	2025
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,057	$102,030
Short-term investments	22,390	22,204
Accounts receivable, less allowances (2026 - $8,890; 2025 - $7,763)	425,461	370,969
Other accounts receivable, less allowances (2026 - $718; 2025 - $656)	29,301	26,295
Prepaid expenses	49,284	49,399
Prepaid and refundable income taxes	42,026	45,405
Other	10,713	9,761
TOTAL CURRENT ASSETS	643,232	626,063

PROPERTY, PLANT AND EQUIPMENT
Land and structures	570,752	566,071
Revenue equipment	1,199,648	1,201,386
Service, office, and other equipment	362,080	363,340
Software	194,240	190,673
Leasehold improvements	43,424	41,531
	2,370,144	2,363,001
Less allowances for depreciation and amortization	1,234,588	1,219,564
PROPERTY, PLANT AND EQUIPMENT, net	1,135,556	1,143,437

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	66,873	69,391
OPERATING RIGHT-OF-USE ASSETS	215,902	220,157
DEFERRED INCOME TAXES	15,684	9,303
OTHER LONG-TERM ASSETS	76,396	79,558
TOTAL ASSETS	$2,458,396	$2,452,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$164,240	$154,487
Income taxes payable	8,508	—
Accrued expenses	388,361	378,125
Current portion of long-term debt	94,091	87,882
Current portion of operating lease liabilities	36,828	36,394
TOTAL CURRENT LIABILITIES	692,028	656,888

LONG-TERM DEBT, less current portion	129,559	135,974
OPERATING LEASE LIABILITIES, less current portion	199,610	204,333
POSTRETIREMENT LIABILITIES, less current portion	13,695	13,696
DEFERRED INCOME TAXES	105,624	111,580
OTHER LONG-TERM LIABILITIES	31,354	34,470

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2026: 30,499,361 shares; 2025: 30,489,886 shares	305	305
Additional paid-in capital	340,201	338,083
Retained earnings	1,480,662	1,484,378
Treasury stock, at cost, 2026: 8,225,379 shares; 2025: 8,140,368 shares	(534,028)	(526,606)
Accumulated other comprehensive loss	(614)	(439)
TOTAL STOCKHOLDERS’ EQUITY	1,286,526	1,295,721
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,458,396	$2,452,662

Note: The balance sheet at December 31, 2025 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2026	2025

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(1,037)	$3,131
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	41,710	36,764
Amortization of intangibles	2,594	3,200
Share-based compensation expense	2,118	2,383
Provision for losses on accounts receivable	736	1,129
Change in deferred income taxes	(12,200)	764
(Gain) loss on sale of property and equipment	68	(49)
Changes in operating assets and liabilities:
Receivables	(58,427)	(9,615)
Prepaid expenses	115	1,194
Other assets	1,970	(920)
Income taxes	11,789	(248)
Operating right-of-use assets and lease liabilities, net	(34)	(11,587)
Accounts payable, accrued expenses, and other liabilities	19,136	(49,543)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,538	(23,397)

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(9,762)	(14,523)
Proceeds from sale of property and equipment	1,853	3,276
Proceeds from sale of short-term investments	—	5,236
Capitalization of internally developed software	(3,567)	(3,122)
Other investing activities	—	1,076
NET CASH USED IN INVESTING ACTIVITIES	(11,476)	(8,057)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	25,000
Payments on long-term debt	(22,312)	(17,317)
Net change in book overdrafts	(2,605)	(4,762)
Deferred financing costs	(17)	—
Payment of common stock dividends	(2,679)	(2,785)
Purchases of treasury stock	(7,422)	(21,990)
Payments for tax withheld on share-based compensation	—	(14)
NET CASH USED IN FINANCING ACTIVITIES	(35,035)	(21,868)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(37,973)	(53,322)
Cash and cash equivalents at beginning of period	102,030	127,444
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$64,057	$74,122

NONCASH INVESTING ACTIVITIES
Equipment financed	$22,106	$17,403
Accruals for equipment received	$745	$1,236
Lease liabilities arising from obtaining right-of-use assets	$5,137	$32,909

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2026		2025

	(Unaudited)
	($ thousands, except percentages)
REVENUES
Asset-Based	$655,007		$646,294
Asset-Light	377,746		356,012
Other and eliminations	(33,967)		(35,229)
Total consolidated revenues	$998,786		$967,077

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$355,139	54.2%	$344,141	53.2%
Fuel, supplies, and expenses	81,585	12.5	77,642	12.0
Operating taxes and licenses	14,468	2.2	13,112	2.0
Insurance	16,069	2.5	17,963	2.8
Communications and utilities	5,759	0.9	5,810	0.9
Depreciation and amortization	36,211	5.5	30,590	4.7
Rents and purchased transportation	68,660	10.5	67,161	10.4
Shared services	59,164	9.0	62,443	9.7
Loss on sale of property and equipment	144	—	23	—
Other	331	—	992	0.2
Total Asset-Based	637,530	97.3%	619,877	95.9%

Asset-Light
Purchased transportation	$325,671	86.2%	$304,614	85.6%
Salaries, wages, and benefits	22,745	6.0	25,549	7.2
Supplies and expenses	1,449	0.4	1,739	0.5
Depreciation and amortization(1)	4,010	1.0	4,618	1.3
Shared services	18,769	5.0	17,981	5.0
Other	4,871	1.3	5,891	1.6
Total Asset-Light	377,515	99.9%	360,392	101.2%

Other and eliminations(2)	(19,689)		(19,822)
Total consolidated operating expenses	$995,356	99.7%	$960,447	99.3%

OPERATING INCOME (LOSS)
Asset-Based	$17,477		$26,417
Asset-Light	231		(4,380)
Other and eliminations(2)	(14,278)		(15,407)
Total consolidated operating income	$3,430		$6,630

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios utilized internally to assess core performance offer analysts, investors, and others insights into performance trends by excluding items from operating results that management believes do not reflect our core operating performance. Our calculations may not be comparable to similarly titled measures of other companies as other companies may calculate non-GAAP measures differently. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative or a better measurement than operating income, net income (loss) or earnings per share, as determined under GAAP, which are the most directly comparable measures for the periods presented.

	Three Months Ended
	March 31
	2026	2025

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$3,430	$6,630
Innovative technology costs, pre-tax(1)	7,449	7,513
Purchase accounting amortization, pre-tax(2)	2,586	3,192
Non-GAAP amounts	$13,465	$17,335

Net Income (Loss)
Amounts on GAAP basis	$(1,037)	$3,131
Innovative technology costs, after-tax (includes related financing costs)(1)	5,649	5,724
Purchase accounting amortization, after-tax(2)	1,951	2,398
Changes in cash surrender value and gains on life insurance policies	677	687
Tax benefit from vested RSUs	(89)	(3)
Non-GAAP amounts	$7,151	$11,937

Diluted Earnings Per Share(3)
Amounts on GAAP basis	$(0.05)	$0.13
Innovative technology costs, after-tax (includes related financing costs)(1)	0.25	0.25
Purchase accounting amortization, after-tax(2)	0.09	0.10
Changes in cash surrender value and gains on life insurance policies	0.03	0.03
Tax benefit from vested RSUs	—	—
Non-GAAP amounts(4)	$0.32	$0.51

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

	Three Months Ended
	March 31
	2026		2025

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$231	99.9%	$(4,380)	101.2%
Purchase accounting amortization, pre-tax(2)	2,586	(0.7)	3,192	(0.9)
Non-GAAP amounts(4)	$2,817	99.3%	$(1,188)	100.3%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(14,278)		$(15,407)
Innovative technology costs, pre-tax(1)	7,449		7,513
Non-GAAP amounts	$(6,829)		$(7,894)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended March 31, 2026
		Other	Income (Loss)	Income Tax	Net
	Operating	Income	Before Income	Provision	Income
	Income	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(5)
Amounts on GAAP basis	$3,430	$(4,764)	$(1,334)	$(297)	$(1,037)	(22.3)%
Innovative technology costs(1)	7,449	62	7,511	1,862	5,649	24.8
Purchase accounting amortization(2)	2,586	—	2,586	635	1,951	24.6
Changes in cash surrender value and gains on life insurance policies	—	677	677	—	677	—
Tax benefit from vested RSUs	—	—	—	89	(89)	—
Non-GAAP amounts	$13,465	$(4,025)	$9,440	$2,289	$7,151	24.2%

	Three Months Ended March 31, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(5)
Amounts on GAAP basis	$6,630	$(2,456)	$4,174	$1,043	$3,131	25.0%
Innovative technology costs(1)	7,513	98	7,611	1,887	5,724	24.8
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Changes in cash surrender value and gains on life insurance policies	—	687	687	—	687	—
Tax benefit from vested RSUs	—	—	—	3	(3)	—
Non-GAAP amounts	$17,335	$(1,671)	$15,664	$3,727	$11,937	23.8%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Adjusted EBITDA is used for business planning and as a key performance measure, particularly because it excludes certain significant expenses resulting from strategic decisions or other factors rather than core daily operations, such as amortization of acquired intangibles and software of the Asset-Light segment. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income (loss), which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income tax provision (benefit), and net income (loss) are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended
	March 31
	2026	2025

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA
Net Income (Loss)	$(1,037)	$3,131
Interest and other related financing costs	4,288	2,755
Income tax provision (benefit)	(297)	1,043
Depreciation and amortization(6)	44,304	39,964
Amortization of share-based compensation	2,118	2,383
Consolidated Adjusted EBITDA	$49,376	$49,276

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA non-GAAP table.

	Three Months Ended
	March 31
	2026	2025

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$231	$(4,380)
Depreciation and amortization(6)	4,010	4,618
Asset-Light Adjusted EBITDA	$4,241	$238

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	For first quarter 2026, ArcBest reported a net loss on a GAAP basis and reported net income on a non-GAAP basis. The average common shares outstanding used to calculate non-GAAP diluted earnings per share for first quarter 2026 were adjusted to include unvested restricted stock awards, which were excluded from the calculation of GAAP diluted earnings per share due to the net loss.

Three Months Ended
March 31, 2026
Average Common Shares Outstanding
Diluted shares on GAAP basis	22,338,397
Effect of unvested restricted stock awards	143,010
Non-GAAP diluted shares	22,481,407

4)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
5)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
6)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2026	2025	% Change

	(Unaudited)
Asset-Based

Workdays	62.5	63.0

Billed Revenue(1) / CWT	$47.48	$49.40	(3.9%)

Billed Revenue(1) / Shipment	$533.45	$530.49	0.6%

Tonnage / Day	11,146	10,466	6.5%

Shipments / Day	19,840	19,491	1.8%

Shipments / DSY hour	0.441	0.447	(1.5%)

Weight / Shipment	1,124	1,074	4.6%

Average Length of Haul (Miles)	1,124	1,124	—

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2026

(Unaudited)
Asset-Light

Revenue / Shipment	(2.6%)

Shipments / Day	9.8%

Shipments / Employee / Day	26.1%

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